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EXHIBIT 3.26

BY-LAWS

OF

RS FUNDING CORPORATION

(hereinafter called the "Corporation")

ARTICLE I

OFFICES

        Section 1.    Registered Office.    The registered office of the Corporation shall be 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801.

        Section 2.    Other Offices.    The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 1.    Place of Meetings.    Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.    Annual Meetings.    The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

        Section 3.    Special Meetings.    Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, (ii) the Chairman and Chief Executive Officer, (iii) at the request in writing of a majority of the Board of Directors or (iv) at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such a request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

        Section 4.    Quorum.    Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

        Section 5.    Voting.    Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

        Section 6.    Consent of Stockholders in Lieu of Meeting.    Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

        Section 1.    Number Election and Removal of Directors.    (a) The Board of Directors shall consist of at least one member but not more than five members the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders. At any time, directors may be removed and their successors chosen by the unanimous written consent of the holders of the outstanding stock of the Corporation entitled to vote on the election of directors.

        Section 2.    Vacancies.    Subject to Section 1 of this Article, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

        Section 3.    Duties and Powers.    The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

        Section 4.    Meetings.    The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the Chairman and Chief Executive Officer, or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail, overnight courier service, or facsimile not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

        Section 5.    Quorum.    Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 6.    Actions of Board.    Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

        Section 7.    Meetings by Means of Conference Telephone.    Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

        Section 8.    Committees.    The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

        Section 9.    Compensation.    The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 10.    Interested Directors.    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

        Section 1.    Number, Election and Vacancies.    The Board of Directors at its first meeting after the election of directors in each year shall elect and appoint a Chairman and Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may at any time and from time to time elect or appoint a Chairman of the Board of Directors (who must be a director), one or more Vice Presidents, having such responsibilities as the Board of Directors may determine and bearing such additional descriptions of seniority or function as the Board of Directors may designate (e.g. "Executive Vice President," "Vice President Finance," "Chief Financial Officer," etc), one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and other officers, agents and employees as it may deem desirable. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The election or appointment of an officer shall not of itself create any contract rights. A vacancy in any office may be filled for the unexpired term by the Board of Directors at any meeting.

        Section 2.    Term of Office, Resignation and Removal.    Unless otherwise prescribed by the Board of Directors, each officer of the Corporation shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairperson of the Board, if any, the Chairman and Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed by the Board of Directors with cause or without cause.

        Section 3.    Voting Securities Owned by the Corporation.    Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman and Chief Executive Officer or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

        Section 4.    Chairman of the Board of Directors.    The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

        Section 5.    Chairman and Chief Executive Officer.    The Chairman and Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall have general supervision, direction and control of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the

Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chairman and Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chairman and Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chairman and Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

        Section 6.    Vice-Presidents.    Each Vice President shall have such designation as the Board of Directors may determine and such powers and duties as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board of Directors, if any, or the Chairman and Chief Executive Officer may from time to time assign to him. In the absence of the Chairman and Chief Executive Officer or in the event of his inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their seniority) shall perform the duties of the Chairman and Chief Executive Officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman and Chief Executive Officer.

        Section 7.    Chief Financial Officer.    The Chief Financial Officer, subject to the direction of the Board of Directors, shall lave charge of the funds, securities, receipts and disbursements of the Corporation. He shall be responsible for deposits in and withdrawals from the depositories of the Corporation, shall disburse the funds of the Corporation as directed by the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board of Directors, if any, or the Chairman and Chief Executive Officer, shall render an account of the financial condition of the Corporation and of his transactions as Chief Financial Officer whenever requested by the Board of Directors, the Chairman of the Board of Directors, if any, or the Chairman and Chief Executive Officer and shall have such other powers and duties as generally pertain to his office and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board of Directors, if any, or the Chairman and Chief Executive Officer may from time to time assign him.

        Section 8.    Secretary.    The Secretary shall, if present, act as the secretary of and keep the minutes of all meetings of the stockholders and of the Board of Directors, and shall be responsible for the giving of notice of all meetings of the stockholders and of the Board of Directors. He shall be custodian of the seal of the Corporation, if any, which he shall affix to any instrument requiring it whose execution has been authorized, and of the corporate records (except accounting records), and shall have such other powers and duties as generally pertain to his office and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board of Directors, if any, or the Chairman and Chief Executive Officer may from time to time assign to him.

        Section 9.    Treasurer.    The Treasurer shall be responsible for the maintenance of adequate systems and records and shall keep a record of all assets, liabilities, receipts, disbursements, and other financial transactions. The Treasurer shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board of Directors, if any, the Chairman and Chief Executive Officer, or the Chief Financial Officer.

        Section 10.    Other Officers; Absence and Disability.    The other officers of the Corporation shall have such powers and duties as generally pertain to their respective offices and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board of Directors, if any, or the Chairman and Chief Executive Officer may from time to time assign to them. The Assistant Vice Presidents, the Assistant Secretaries and the Assistant Treasurers, if any, shall, in the order of their respective seniorities, in case of the absence or disability of a Vice President, the Secretary or the Treasurer, respectively, perform the duties of, and be subject to the restrictions upon, such officer and have such powers and other duties as the Board of Directors, the Chairman of the

Board of Directors, if any, or the Chairman and Chief Executive Officer may from time to time prescribe. In case of the absence or disability of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any person whom it may select.

        Section 11.    Compensation of Officers.    The Board of Directors shall have authority to fix the salary and other compensation, if any, of any officer of the Corporation or to appoint a committee for such purpose. Nothing herein contained shall be construed to preclude any officer from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation, but any such officer who is also a director shall not have any vote in the determination of the salary or other compensation to be paid to him.

ARTICLE V

STOCK

        Section 1.    Form of Certificates.    Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the Chairman and Chief Executive Officer or a Vice-President and (ii) by the Treasurer or the Secretary, certifying the number of shares owned by him in the Corporation.

        Section 2.    Signatures.    Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 3.    Lost Certificates.    The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 4.    Transfers.    Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

        Section 5.    Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 6.    Beneficial Owners.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

        Section 1.    Notices.    Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, or overnight courier service.

        Section 2.    Waivers of Notice.    Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

        Section 1.    Dividends.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

        Section 2.    Disbursements.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section 3.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 4.    Corporate Seal.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

        Section 1.    Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.    Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or, investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.    Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable for gross negligence, fraud or willful misconduct in the performance of his duty to the Corporation.

        Section 3.    Authorization of Indemnification.    Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

        Section 4.    Good Faith Defined.    For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

        Section 5.    Expenses Payable in Advance.    Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

        Section 6.    Non-exclusivity and Survival of Indemnification.    The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 7.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

ARTICLE IX

AMENDMENTS

        Section 1.    Amendments to By-Laws.    These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the affirmative vote of the holders of a majority of all of the outstanding capital stock entitled to vote thereon or by the Board of Directors. Notice of such alteration, amendment, repeal or adoption of new By-Laws shall be contained in the notice of such meeting of stockholders and/or Board of Directors.

        Section 2.    Entire Board of Directors.    As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors that the Corporation would have if there were no vacancies.

ARTICLE X

MISCELLANEOUS

        Section 1.    Force and Effect of By-Laws.    These By-Laws are subject to the provisions of the General Corporation Law of the State of Delaware and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in that Law or the Certificate of Incorporation, the provision of the Law or the Certificate of Incorporation shall govern to the extent of such inconsistency.

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  EXHIBIT 3.26